UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2008, the Company entered into an amended and restated employment agreement with Claes Glassell solely to clarify the manner in which his existing employment agreement complies with the final regulations under 409A, including among other things, clarifying the timing and form of all payments.

On December 22, 2008 the Company entered into an amended and restated employment agreement with Howard G. Ervin solely to clarify the manner in which his existing employment agreement complies with the final regulations under 409A, including among other things, clarifying the timing and form of all payments.

On December 23, 2008 the Company entered into an amended and restated employment agreement with William J. Dawson solely to clarify the manner in which his existing employment agreement complies with the final regulations under 409A, including among other things, clarifying the timing and form of all payments.

The existing employment agreements with each of Mr. Glassell, Mr. Ervin and Mr. Dawson were amended to provide the following:

•	that cash severance payments made following a change of control (as defined therein) shall be made in the form of lump sum payments rather than salary continuation.

•

that a “good reason resignation” shall only occur if (i) the individual notifies the Company in writing within 60 days after the occurrence of the event constituting “good reason” that he intends to terminate his employment no earlier than 30 days after providing such notice, (ii) the Company does not cure such condition within 30 days following its receipt of such notice or states in writing that it does not intend to attempt to cure such condition, and (iii) the individual resigns from employment within 30 days following the end of the period within which the Company was entitled to remedy the condition constituting “good reason” but failed to do so.

•

that if any of the severance benefits constitute “deferred compensation” under 409A and the individual is a “specified employee” of the Company (as such term is defined in 409A) then, solely to the extent necessary to avoid the incurrence of adverse personal tax consequences under 409A, the timing of the payments shall be delayed until the earlier of (i) the date that is six months and one day after the individual’s separation from service and (ii) the date of the individual’s death.

In addition, in the case of Mr. Ervin’s agreement, it was further amended to provide that a “good reason resignation” shall only occur in the event of a material reduction in base salary (rather than any reduction in base salary), a material adverse change in his job responsibilities (rather than any change in job responsibilities), a material adverse change in his job location (rather than any change in job location) or a material adverse change in his line of reporting (rather than any change in line of reporting).

1.

Copies of the above reference amended and restated employment agreements are filed hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the text of the amended and restated employment agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement, by and between the Company and Claes Glassell, dated December 19, 2008.

10.2	Amended and Restated Employment Agreement, by and between the Company and William J. Dawson, dated December 23, 2008.

10.3	Amended and Restated Employment Agreement, by and between the Company and Howard G. Ervin, dated December 22, 2008.

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: December 23, 2008	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief Financial Officer

3.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, by and between the Company and Claes Glassell, dated December 19, 2008.

10.2	Amended and Restated Employment Agreement, by and between the Company and William J. Dawson, dated December 23, 2008.

10.3	Amended and Restated Employment Agreement, by and between the Company and Howard G. Ervin, dated December 22, 2008.

4.